[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION]


Kingman
Kansas



November 11, 2003


Mr. C. William Arrington President and COO
Composite Technology Corporation
18881 Von Karman Avenue, Suite 1630
Irvine, CA 92612-1500

      Re: Testing of CTC's Newly Developed ACCC Conductor and Agreement for CTC sub-contract services to the City of Kingman for Transmission Line Construction

Dear Mr. Arrington:

The City of Kingman has evaluated the Composite Technology Corporation's ("CTC") request to test its newly developed ACCC conductor (the "ACCC Conductor") and to sub-contract for engineering services, pole and hardware supply and installation, and cable installation on the proposed new City of Kingman transmission line. All services and products to be contracted by CTC are subject to final approval, in each case, by authorized representatives of the City of Kingman before commencement of each phase of work. The targeted project time table is set forth as Appendix A to this Agreement.

This agreement shall engender three (3) separate components, each of which may be considered a sub-agreement to the entire agreement. The sub-agreement components include:

    I. Agreement to utilize ACCC transmission cable for pilot testing.
    II. Agreement to Purchase engineering and construction services.
    III. Agreement to Purchase CTC poles, cross-arms, hardware and Installation.
    IV. Agreement to Purchase cable installation services.

Part I. Agreement to Utilize ACCC transmission cable for pilot testing:
The city of Kingman agrees to make the planned transmission facility from Cunningham, KS to Kingman, KS (the "Facilities"), approximately twenty-one (21) circuit miles of transmission line, available to CTC for ACCC cable testing purposes under the terms and conditions established below. For the purposes of this Letter Agreement (the "Agreement"), the City of Kingman and CTC may also be referred individually as "Party" or collectively as "Parties."

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The Parties hereby agree to the terms and conditions as stated below:

1. Term; Termination. This Agreement shall become effective upon execution by both Parties and shall remain in effect for one year from the date of energization. It is intended that during the one year from the date of energization the project will be considered a demonstration project, and the City of Kingman will collect data to determine satisfactory performance. If the CTC Conductors fail to perform properly during the term of this Agreement, as determined by the City of Kingman in its reasonable discretion, the City of Kingman may terminate this Agreement and require CTC to pay for the (a) removal of the CTC Conductors and (b) purchase and installation of standard type conductor and hardware equal to conventional ACSR 477 kcmil, known as Hawk.

2. Compensation for Services Provided by the Parties. ***. Should the City of Kingman request additional ACCC cable not provided for under this Agreement, such arrangement will be set forth in a future attachment to this Agreement and compensation for such additional cable will be negotiated.

3. Infringement. CTC hereby warrants that, to its knowledge, the CTC Conductor does not violate or infringe upon, and its performance under this Agreement will not be in violation of or infringement of, the rights of any third party, including but not limited to properly, contractual, employment, trademark, trade secrets, copyright, patent, proprietary information and non-disclosure rights.

4. CTC, at its ole expense, shall, so long as the transmission system is operated within agreed industry standards/parameters, and excluding acts of God, nature, fire, sabotage or other outside influences, and under any circumstances not to exceed a period of one year from the date of energization:

      a) Provide all ACCC Conductors to be tested, including replacement ACCC Conductors, and all specialized suspension/tension hardware required for installation of the ACCC Conductors and other hardware on the Facilities.

      b) Provide available design and performance data on the ACCC conductors and specialized suspension/tension hardware being tested;

      c) Provide the City of Kingman, in it's warehouse, necessary equipment and hardware for repairs or replacements;

      d) Incur all cost of repairing, removing or replacing ACCC Conductors in case of verified product failure;

      e) Replace any failed test ACCC Conductor with standard type conductor and hardware equal to original (via an insurance policy, bond or other method of assurance paid for by CTC and acceptable to the City of Kingman and
      CTC);

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      f) Provide equipment, as required, to monitor tension, sag, and/or current to meet CTC's testing requirements;

      g) Provide the City of Kingman thirty (30) days prior written notice when conducting a site visit to testing sites;

      i) Provide the City of Kingman thirty (30) days prior written notice when conducting a site visit to testing sites. All access must be pre-approved by the City of Kingman. All necessary paperwork or forms must be filled out if visitor(s) are from outside of the USA;

      j) CTC shall not use the City of Kingman's name as either a sponsor or advocate in the advertisement and promotion of its commercial ventures, without prior approval from the City of Kingman. CTC and the City of Kingman agree to work together to issue mutually agreeable public notices to selected publications, announcing the planned test, progress, and later, results as appropriate.

5. FACILITIES; WORK ON FACILITIES. The City of Kingman has selected Facilities to be used for testing of the ACCC Conductor, and CTC has agreed to the selection. The Facilities shall be a proposed new transmission line to be built and in operation by end of Fall of 2004, subject to final schedule determinations, and extending approximately 21 miles from the city of Cunningham, KS to the city of Kingman, KS. Specifications for the electrical transmission material characteristics and requirements have been supplied to CTC by the City of Kingman and accepted by CTC.

      CTC acknowledges and agrees that, while it must pay for all costs associated with work to be performed on, or in connection with replacing, removing, or monitoring the ACCC Conductor (the "Work"), all such Work will be performed by the City of Kingman or contractors approved by the City of Kingman.

6.    THE CITY OF KINGMAN, AT ITS SOLE EXPENSE, SHALL:

      a) Incur the labor costs whether directly or through contract services associated with the initial installation of the ACCC Conductor on the Facilities;

      b) Ensure that all environmental and other permits are obtained, as necessary to install the ACCC Conductor;

      c) Review product and design data;

      d) Collect data from CTC's monitoring equipment and provide the data only to CTC, unless prior approval is given for its release to other parties by CTC. CTC shall be responsible for supplying the necessary data logging monitoring equipment, and the data collection shall be for a period of one year following the date of energization; provided, however, if CTC requests data beyond this one year period, the City of Kingman shall reasonably consider such request; and

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      e) Provide all necessary forms and documents to be filled out by visitor(s) to the test sites.

7.    THE PARTIES AGREE TO:

      a) Share quarterly data collected in that quarter with the other Party;
      and

      b) Provide, upon completion of the test period of no less than twelve months, to the other Party a report of findings collected from this test within ninety (90) days of the completion of all testing.

PART II. AGREEMENT TO PURCHASE ENGINEERING AND CONSTRUCTION SERVICES: The City of Kingman authorizes CTC either directly or through the use of approved CTC sub-contractors to provide engineering and construction services for this project, subject to review and approval of final cost estimates by the City of Kingman.

1. COMPENSATION FOR SERVICES: CTC shall provide complete engineering and construction services to the City of Kingman to design, engineer, and supervise construction of a twenty-one mile transmission line from Cunningham, KS to Kingman, KS, to previously CTC supplied specifications and via a route previously determined by the City of Kingman ***. Invoices for services shall be presented by CTC at intervals necessary to accomplish the work, and shall be paid by the City of Kingman upon Commission approval twice per month.

2. SCHEDULE: CTC shall arrange for an initial engineering site visit and evaluation to occur during the first two weeks of December, 2003, subject to approval and availability of City of Kingman representatives. The subsequent final cost estimate for Engineering and construction services shall be presented to the City of Kingman within two weeks following the site evaluation.

3. LIMITATIONS: The City of Kingman authorizes the paid initial site visit and evaluation by the CTC engineering team from which final project cost estimates and project schedules will be determined. Upon review of the final cost estimate and schedules from CTC, the City of Kingman at its sole discretion may accept and approve the expenditure, or may submit the engineering and construction services package for open bid to qualified regional contractors, and reserves the right to award the balance of the contract for engineering and construction of the transmission line to the lowest qualified bidder; provided, however, that if CTC is not satisfied with the selection of the final engineering and construction service requirements or contractor, the parties shall be bound to renegotiate this Agreement so as not to subject CTC to any liability or additional expense as a result of the selection of the final engineering and construction requirements or contractor.

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4. GENERAL PROVISIONS: All general provisions of the entire agreement equally to this sub-agreement.

PART III. AGREEMENT TO PURCHASE CTC POLES, CROSS-ARMS, HARDWARE AND
INSTALLATIONS: The City of Kingman agrees to purchase all CTC composite poles, cross arms, installation hardware, and installation services determined by specifications of final engineering to accommodate construction of a twenty-one mile transmission corridor. From the date of the initial supply of products including ACCC cable the City of Kingman shall be authorized to purchase any additional ACCC products as a direct factory purchaser (for its own use only) regardless of any distribution network established by CTC.

1. PURCHASE PRICE: Subject to final engineering and construction estimates, CTC agrees to provide all poles, cross arms, hardware, and installation services for a combined cost ***. Invoices for services shall be presented by CTC at intervals necessary to accomplish the work, and shall be paid by the City of Kingman upon Commission approval twice per month.

2. GUARANTEES AND WARRANTEES: CTC guarantees that all products utilized for this project shall meet or exceed standard industry specifications provided by CTC. ***, and agrees to replace such poles at CTC's cost with: (i) CTC replacement poles if the defect can be so corrected: or, thereafter, (ii) either wooden poles or composite poles selected by the City of Kingman, such replacement to include dismantling and re-installation of subject poles.

3. EXCEPTIONS: If for any reason, CTC Composite Poles shall not be available to meet schedule requirements to be determined for this agreement, the City of Kingman may (a.) elect to extend the schedule to accommodate delivery of CTC Composite Poles, or (b.) elect to utilize Class I wooden poles in place of CTC Composite poles and adjust the equipment and installation costs accordingly.

4. GENERAL PROVISIONS: All general provisions of the entire agreement apply equally to this sub-agreement.

PART IV. AGREEMENT TO PURCHASE CABLE INSTALLATION SERVICES:
The City of Kingman authorizes CTC either directly or through the use of approved CTC sub-contractors to provide ACCC cable Installation services for this project, subject to review and approval of final engineering and cost estimates (provide, however, if such review and approval is not provided by the City of Kingman, CTC shall have the right to terminate this Agreement).

1. COMPENSATION FOR SERVICES: Subject to final engineering, CTC shall provide services to the City of Kingman to supervise, manage and install twenty-one circuit miles of ACCC transmission cable meeting the City of Kingman's specification, from Cunningham, KS to Kingman, KS, via a route previously determined by the City of Kingman and approved by project engineers, ***. Invoices for services shall be presented by CTC at intervals necessary to accomplish the work, and shall be paid by the City of Kingman upon Commission approval twice per month.

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2. CONTINGENCY ALLOCATION: Subject to final engineering considerations, the City of Kingman authorizes allocation of a general contingency budget *** Said funds are reserved for construction or installation contingencies yet to be determined by final engineering. Such contingencies may include but are not limited to:
tree trimming or removal, unanticipated water crossing or terrain impediments, unanticipated route changes or easement restrictions, unanticipated soil bed alterations required to accommodate pole installation, unanticipated use of non-budged personnel, equipment or supplies.

3. LIMITATIONS: In each instance where contingency funds are required, CTC shall submit a written request to the City of Kingman, describing the prevailing circumstances and the estimated cost to accomplish the proposed objective. The City of Kingman shall in each instance in a timely manner, review and approve requests for utilization of such funds, or provide alternative solutions acceptable to CTC for accomplishing the immediate objective and maintaining the integrity of the project work schedule.

4. SCHEDULE: Subject to final engineering reports, sub-station construction schedules, and easement acquisition schedules, CTC, and the City of Kingman shall establish a final project work, payment and completion schedule mutually agreeable to all parties.

5. GENERAL PROVISIONS: All general provisions of the entire agreement apply equally to this sub-agreement.


GENERAL PROVISIONS:

OWNERSHIP. Ownership of all Facilities, equipment, and materials shall remain with the City of Kingman at all times, From the date of installation and surviving termination of this Agreement, the City of Kingman shall own the ACCC Conductor and all hardware and equipment associated therewith. The City of Kingman, solely for purposes of operation of the facilities as intended, and CTC, for all testing and intellectual property purposes, shall jointly own any information and data of every kind and description collected and/or generated pursuant or in connection with this Agreement.

LIABILITY. CTC will indemnify, hold harmless and defend the City of Kingman and its affiliates, officers, directors, shareholders, agents, employees, and representatives from all claims, liabilities, fines, interest, costs, expenses and damages (including reasonable attorneys' fees) incurred by the City of Kingman, for any damage, injury, death, loss or destruction of any kind to persons or property, to the extent the damage, injury, death, loss of destruction arises out of or is related to the negligence, error, omission, willful misconduct, misrepresentation, breach of warranty or other breach of this Agreement on the part of CTC or any of its servants, representatives, agents, employees or contractors; provided, however, this Liability provision shall only be effective if CTC is permitted to control the defense and settlement of any such claim with attorneys of its choice; and further provided that the maximum cumulative liability of each party to this Liability provision shall not exceed one million dollars.

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The City of Kingman agrees to name CTC as an additional insured on the city's liability policy and to enter into a hold harmless agreement, agreed to by the city's liability carrier of a scope similar to the scope of the CTC indemnification and holds harmless provision set forth hereinabove.

AUTHORITY TO EXECUTE. Each person executing this Agreement on behalf of a Party is duly authorized to enter into this Agreement on behalf of and to bind the Party represented.

If the provisions of this Agreement meet with your approval, please sign both original copies and return one signed original to:

         The City of Kingman
         P.O. Box 168
         Kingman, KS 67068



This signed Agreement shall be returned to the above address within fifteen (15) days of the date written above. If this Agreement is not signed within fifteen
(15) days, the City of Kingman may rescind the proposal offered under this Agreement.

Questions related to the technical work to be performed should be directed to Ira Hart; tel. (610) 532-3111, questions on contract issues should be directed to Cheryl Beatty; tel. (620) 532-3111.

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                                            Sincerely,


                                            By:      /s/ Sarali A. Babson
                                            Name:  Sarali A. Babson
                                            Title:  Mayor




Enclosures
IN DUPLICATE

Accepted and agreed to this 11th day of December, 2003


                                            COMPOSITE TECHNOLOGY CORPORATION

                                            By:    /s/  C. William Arrington
                                            Name:  C. William Arrington
                                            Title:   President


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                                   APPENDIX A



                         Kingman Municipal Power & Light
                            Electric Tie line Project

                           Targeted Project Timetable



***               Meeting with Partners for Project Review

***               Proceed with Bon Financing
                  Seek Alternative Funding State of Kansas
                  And Department of Energy

***               Design:  Tie Line
                  - Substations

***               Land Acquisition

***               Bid Requests Released

***               Award of Bid

***               Construction of Project


*** CONFIDENTIAL TREATMENT REQUESTED